UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2005

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27282	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Seventh Avenue, 4th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported by the Registrant in its Current Report Form 8-K dated April 1, 2005 and filed April 7, 2005, on April 1, 2005, the Registrant acquired Tarpan Therapeutics, Inc. in a merger transaction. The disclosures set forth under Items 1.01 and 2.01 of such Form 8-K are hereby incorporated by reference into this Item 2.01 of this amended report. The financial statements of Tarpan Therapeutics, Inc., as well as pro forma financial information, are contained herein under Item 9.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of Tarpan Therapeutics, Inc. are included in this report beginning at page F-1, below (following the signature page).

(b)	Pro Forma Financial Information.

Pro forma financial information is included in this report beginning at page F-19, below.

(c)	Exhibits.

2.1	Agreement and Plan of Merger dated April 1, 2005 by and among the Registrant, Tarpan Therapeutics, Inc. and Tarpan Acquisition Corp.

10.1	Employment Agreement dated April 1, 2005 between the Registrant and Douglas Abel.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manhattan Pharmaceuticals, Inc.

Date: June 15, 2005	By:	/s/ Nicholas J. Rossettos
Nicholas J. Rossettos
Chief Financial Officer

3

Index to Financial Statements

Page
Unaudited Interim Financial Statements of Tarpan Therapeutics, Inc.:
Condensed Balance Sheets as of March 31, 2005 and December 31, 2004	F-2
Condensed Statements of Operations for the Three Months Ended March 31, 2005 and 2004 and the Cumulative Period from July 16, 2003 (Inception) to March 31, 2005	F-3
Condensed Statement of Stockholders’ Deficiency for the Three Months Ended March 31, 2005	F-4
Condensed Statement of Cash Flows for the Three Months Ended March 31, 2005 and 2004 and the Cumulative Period from July 16, 2003 (Inception) to March 31, 2005	F-5
Notes to Condensed Financial Statements	F-6

Audited Financial Statements of Tarpan Therapeutics, Inc.
Report of Independent Registered Public Accounting Firm	F-8
Balance Sheets as of December 31, 2004 and 2003	F-9
Statements of Operations for the Year Ended December 31, 2004 and the Period from July 16, 2003 (Inception) to December 31, 2004	F-10
Statements of Changes in Stockholders’ Deficiency for the Year Ended December 31, 2004 and the Period from July 16, 2003 (Inception) to December 31, 2003	F-11
Statements of Cash Flows for the Year Ended December 31, 2004, the Period from July 16, 2003 (Inception) to December 31, 2003 and the Period from July 16, 2003 (Inception) to December 31, 2004	F-12
Notes to Financial Statements	F-13

Unaudited Pro Forma Financial Information:
Introduction to Unaudited Pro Forma Condensed Combined Financial Statements	F-19
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2005	F-21
Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2005	F-22
Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2004	F-23
Notes to Unaudited Pro Forma Financial Statements	F-24

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

Condensed Balance Sheets
March 31, 2005 and December 31, 2004
(Unaudited)

	March 31,	December 31,
Assets	2005	2004

Current assets:
Cash	$6,777	$12,202

Total current assets	6,777	12,202

Computer equipment, net	2,037	2,156

Total assets	$8,814	$14,358

Liabilities and Stockholders’ Deficiency

Current liabilities:
Accounts payable and accrued expenses	$26,052	$4,939
Accrued interest - related parties	17,318	11,397
Due to related parties	3,381	—

Total liabilities	46,751	16,336

Notes payable - related parties	630,702	550,702

Total liabilities	677,453	567,038

Commitments

Stockholders’ deficiency:
Preferred stock, $.001 par value; 5,000,000 shares authorized;
none issued	—	—
Common stock, $.001 par value; 20,000,000 shares authorized;
4,000,000 shares issued and outstanding	4,000	4,000
Deferred compensation	(118,668)	(129,970)
Additional paid-in capital	135,621	135,621
Deficit accumulated during development stage	(689,592)	(562,331)

Total stockholders’ deficiency	(668,639)	(552,680)

Total liabilities and stockholders' deficiency	$8,814	$14,358

See accompanying notes to unaudited condensed financial statements.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

Condensed Statements of Operations
Three months ended March 31, 2005 and 2004 and cumulative period from July 16, 2003 (inception) to March 31, 2005
(Unaudited)

			Cumulative
			period from
			July 16, 2003
			(inception) to
	Three months ended March 31,		March 31,
	2005	2004	2005

Operating expenses:
Research and development, principally license fee	$—	$25,000	$307,555
General and administrative	119,901	—	363,280

Total operating expenses	119,901	25,000	670,835

Loss from operations	(119,901)	(25,000)	(670,835)

Interest expense	(7,360)	—	(18,757)

Net loss	$(127,261)	$(25,000)	$(689,592)

See accompanying notes to unaudited condensed financial statements.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

Condensed Statement of Stockholders' Deficiency
For the three months ended March 31, 2005
(Unaudited)

Deficit
				accumulated	Total
			Additional	during the	stock–
Common stock		Deferred	paid-in	development	holders'
Shares	Amount	compensation	capital	stage	deficiency

Balance at January 1, 2005	4,000,000	$4,000	$(129,970)	$135,621	$(562,331)	$(552,680)

Amortization of deferred compensation	—	—	11,302	—	—	11,302
Net loss	—	—	—	—	(127,261)	(127,261)

Balance at March 31, 2005	4,000,000	$4,000	$(118,668)	$135,621	$(689,592)	$(668,639)

See accompanying notes to unaudited condensed financial statements.

TARPAN THERAPEUTICS. INC.
(A Development Stage Company)

Condensed Statements of Cash Flows
Three months ended March 31, 2005 and 2004 and cumulative period from July 16, 2003 (inception) to March 31, 2005
(Unaudited)

			Cumulative
			period from
			July 16, 2003
			(inception) to
	Three months ended March 31,		March 31,
	2005	2004	2005
Cash flows from operating activities:
Net loss	$(127,261)	$(25,000)	$(689,592)
Adjustments to reconcile net loss to
net cash used in operating activities:
Expenses paid by related entities on behalf of company	3,381	—	309,083
Amortization of deferred compensation	11,302	—	16,953
Depreciation	119	—	359
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	21,113	—	26,052
Accrued interest - related parties	5,921	—	17,318

Net cash used in operating activities	(85,425)	(25,000)	(319,827)
Cash flows from investing activities:
Purchase of computer equipment	—	—	(2,396)

Net cash used in investing activities	—	—	(2,396)
Cash flows from financing activities:
Proceeds from notes from related parties	80,000	25,000	325,000
Receipt of cash for subscription receivable	—	—	4,000

Net cash provided by financing activities	80,000	25,000	329,000

Net increase (decrease) in cash	(5,425)	—	6,777

Cash at beginning of period	12,202	—	—
Cash at end of period	$6,777	$—	$6,777
Supplemental disclosure of cash flow information:

Stock options granted to the Company's Chief Executive Officer	$—	$—	$135,621

See accompanying notes to unaudited condensed financial statements.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)
March 31, 2005

(1)	BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Tarpan Therapeutics, Inc. ("Tarpan" or the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending December 31, 2005 or for any subsequent period. These unaudited condensed financial statements should be read in conjunction with the audited financial statements included elsewhere in this Form 8-K/A.

(2)	LIQUIDITY

On April 1, 2005, Manhattan Pharmaceuticals, Inc. ("Manhattan") entered into an Agreement and Plan of Merger ("the Agreement") with Tarpan. Pursuant to the Agreement, Manhattan issued 10,731,052 shares of its common stock to Tarpan's stockholders in exchange for 100% of the outstanding common stock of Tarpan. Manhattan is a pharmaceutical company that acquires and develops proprietary prescription drugs.

The Company's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. For the three months ended March 31, 2005 and from inception, the Company has reported a net loss of $689,592 and negative cash flows from operating activities of $319,827 and, at March 31, 2005, it had a working capital deficiency of $39,974 and a stockholders' deficiency of $668,639. As discussed above, Manhattan acquired 100% of Tarpan's assets and assumed 100% of its liabilities. Manhattan has also incurred losses from inception and as of March 31, 2005, had a deficit accumulated during the development stage of $15,508,580. Based on the resources available to the Company and Manhattan, at March 31, 2005, management believes that the combined company will continue to incur net losses through at least March 31, 2006 and will need additional equity or debt financing or will need to generate revenues from the licensing of its products or by entering into strategic alliances to be able to sustain its operations until it can achieve profitability, if ever. These matters raise substantial doubt about the Company's ability to continue as a going concern. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(3)	STOCK OPTIONS

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. The Company has elected to account for employee stock options using the fair value based method of accounting.

On November 14, 2004, the Company granted stock options to the Company's Chief Executive Officer to purchase 301,000 shares of the Company's common stock at an exercise price of $2.00 per share. These options vest equally over a three-year period and expire on November 14, 2014. The Company valued the options on the date of grant using the minimum value method and recorded a deferred stock-based compensation charge of $135,621, which represents the estimated fair value of the options granted. Such amount is being amortized over the vesting period of the stock options on a straight-line basis. The Company recorded compensation expense of $11,302 for the three months ended March 31, 2005 in conjunction with this grant. There were no options granted during the first quarter of 2005.

(4)	RELATED PARTY TRANSACTIONS

Note Payable

At various times during the three months ended March 31, 2005, the Company issued 5% promissory notes payable totaling $80,000 to Paramount BioCapital Investments, LLC, an affiliate of a significant stockholder of the Company. These notes and other notes previously issued to related parties which had an aggregate balance of $630,702 at March 31, 2005 were initially due to mature on various dates from January 2007 through December 2007 (see Note 5).

Administrative Services

The Company pays monthly fees for administrative services of $500 to Paramount BioCapital Investments, LLC. For the three months ended March 31, 2005, the Company has accrued $1,500 for administrative services.

(5)	SUBSEQUENT EVENTS

On April 1, 2005, the Company entered into the Agreement and Plan of Merger (the “Agreement”) with Manhattan Pharmaceuticals, Inc., a Delaware corporation (“Manhattan”), and Tarpan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Manhattan (“TAC”). The Agreement provided that TAC would merge with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Manhattan (the “Merger”). The Merger was completed April 1, 2005. In consideration for their shares of capital stock and in accordance with the Agreement, the stockholders of the Company received a number of shares of Manhattan’s common stock such that, upon the effective time of the Merger, the Company’s stockholders collectively received (or are entitled to receive) approximately 20 percent of Manhattan’s outstanding common stock on a fully-diluted basis (i.e., assuming the issuance of common stock underlying outstanding options, warrants and other rights). Based on the number of fully-diluted outstanding shares of Manhattan’s common stock on the date of the Merger, the Company’s stockholders as of April 1, 2005 will receive an aggregate of 10,731,052 shares of Manhattan’s common stock in the Merger. At the time of the Merger, the Company had outstanding indebtedness of approximately $651,000 resulting from a series of promissory notes issued to Paramount BioCapital Investments, LLC and Horizon BioMedical Ventures, LLC, both of which are owned or controlled by Dr. Lindsay Rosenwald. The notes were amended at the time of the Merger to provide that one-half of the outstanding indebtedness was payable upon completion of the Merger and the remaining one-half will be payable at such time as Manhattan raises at least $5 million in new financing.

Several of the Company’s former stockholders are directors or significant stockholders of Manhattan. Dr. Rosenwald and various trusts established for the benefit of Dr. Rosenwald and members of his immediate family collectively beneficially owned approximately 46 percent of our common stock and beneficially own approximately 26 percent Manhattan’s common stock. In addition, Joshua Kazam, David Tanen, Dr. Michael Weiser and Timothy McInerney, all of whom are members of Manhattan’s board of directors, collectively owned approximately 13.4 percent of the Company's outstanding common stock. Dr. Weiser and Mr. McInerney are also employed by Paramount BioCapital, Inc., an entity owned and controlled by Dr. Rosenwald.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Tarpan Therapeutics, Inc.

We have audited the accompanying balance sheets of Tarpan Therapeutics, Inc. (A Development Stage Company) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders' deficiency and cash flows for the year ended December 31, 2004, the period from July 16, 2003 (Inception) to December 31, 2003 and the cumulative amounts for the period from July 16, 2003 (Inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tarpan Therapeutics, Inc. as of December 31, 2004 and 2003, and its results of operations and cash flows for the year ended December 31, 2004, the period from July 16, 2003 (Inception) to December 31, 2003 and the cumulative amounts for the period from July 16, 2003 (Inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have prepared assuming that the Company will continue as a going concern. As discussed in Note 1, from its inception the Company has incurred net losses and negative cash flows from operating activities and had working capital and stockholders' deficiencies at December 31, 2004. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/J.H. Cohn LLP

Roseland, New Jersey
April 1, 2005

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

ASSETS	2004	2003

Current assets - cash	$12,202	$—
Computer equipment, net of accumulated depreciation
of $240	2,156	—

Totals	$14,358	$—

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Accounts payable and accrued expenses	$4,939	$—
Accrued interest - related parties	11,397	—
Total current liabilities	16,336	—

Notes payable - related parties	550,702	—
Total liabilities	567,038	$—

Commitments

Stockholders' deficiency:
Preferred stock, $.001 par value; 5,000,000 shares
authorized; none issued	—	—
Common stock, $.001 par value; 20,000,000 shares
authorized, 4,000,000 shares issued and outstanding	4,000	4,000
Less stock subscription receivable		(4,000)
Deferred compensation	(129,970)	—
Additional paid-in capital	135,621	—
Deficit accumulated during the development stage	(562,331)	—
Total stockholders' deficiency	(552,680)	—

Totals	$14,358	$—

See Notes to Financial Statements.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004, PERIOD FROM JULY 16, 2003
(Inception) TO DECEMBER 31, 2003 AND
PERIOD FROM JULY 16, 2003 (Inception) TO DECEMBER 31, 2004

		Period from	Period from
	Year	July 16, 2003	July 16, 2003
	Ended	(Inception) to	(Inception) to
	December	December	December
	31, 2004	31, 2003	31, 2004

Operating expenses:
Research and development, principally
license fee	$307,555		$307,555
General and administrative	243,379		243,379
Totals	550,934		550,934

Loss from operations	(550,934)		(550,934)

Interest expense	(11,397)		(11,397)

Net loss	$(562,331)	$—	$(562,331)

See Notes to Financial Statements.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
YEAR ENDED DECEMBER 31, 2004 AND PERIOD FROM JULY 16, 2003 (Inception) TO DECEMBER 31, 2003

						Deficit
						Accumulated
			Stock		Additional	During the
	Common Stock		Subscription	Deferred	Paid-in	Development
	Shares	Amount	Receivable	Compensation	Capital	Stage	Total

Issuance of common stock
to founders in July 2003
at $.001 per share	4,000,000	$4,000	$(4,000)

Balance, December 31, 2003	4,000,000	4,000	(4,000)

Payments received for
stock subscriptions
from founders			4,000				$4,000

Issuance of stock options				$(135,621)	$135,621

Amortization of deferred
compensation				5,651			5,651

Net loss						$(562,331)	(562,331)

Balance, December 31, 2004	4,000,000	$4,000	$—	$(129,970)	$135,621	$(562,331)	$(552,680)

See Notes to Financial Statements.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2004,
PERIOD FROM JULY 16, 2003 (Inception) TO DECEMBER 31, 2003 AND
THE PERIOD FROM JULY 16, 2003 (Inception) TO DECEMBER 31, 2004

		Period from	Period from
	Year	July 16, 2003	July 16, 2003
	Ended	(Inception) to	(Inception) to
	December	December	December
	31, 2004	31, 2003	31, 2004

Cash flows from operating activities:
Net loss	$(562,331)		$(562,331)
Adjustments to reconcile net loss to
net cash used in operating activities:
Expenses paid by related entities on
behalf of the Company	305,702		305,702
Amortization of deferred compensation	5,651		5,651
Depreciation	240		240
Changes in operating assets and liabilities:
Accounts payable and accrued
expenses	4,939		4,939
Accrued interest - related parties	11,397		11,397
Net cash used in operating
activities	(234,402)		(234,402)

Cash flows from investing activities - purchase of computer
equipment	(2,396)		(2,396)

Cash flows from financing activities:
Proceeds from notes from related parties	245,000		245,000
Receipt of cash for stock subscription
receivable	4,000		4,000
Net cash provided by financing
activities	249,000		249,000

Net increase in cash	12,202	$—	12,202

Cash, beginning of period	—	—	—

Cash, end of period	$12,202	$—	$12,202

Supplemental schedule of noncash financing activities:
Stock options granted to the Company's
Chief Executive Officer	$135,621		$135,621

See Notes to Financial Statements.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Business, basis of presentation and summary of significant accounting policies:
Business:
Tarpan Therapeutics, Inc. ("Tarpan" or the "Company") was incorporated in the State of Delaware on July 16, 2003. Tarpan is a specialty pharmaceutical company focused on the acquisition, development and commercialization of innovative pharmaceutical products. The Company’s currently licensed compound targets the treatment of skin disorders.

Basis of presentation:
The Company's primary activities since incorporation have been organizational activities, including recruiting personnel, establishing office facilities, payment of a license fee, performing business and financial planning and raising capital through the issuance of notes payable. Accordingly, the Company is considered to be in the development stage.

On April 1, 2005, Manhattan Pharmaceuticals, Inc. ("Manhattan") entered into an Agreement and Plan of Merger (the "Agreement") with Tarpan. Pursuant to the Agreement, Manhattan issued 10,731,052 shares of its common stock to Tarpan's stockholders in exchange for 100% of the outstanding common stock of Tarpan. Manhattan is a pharmaceutical company that acquires and develops proprietary prescription drugs.

The Company's financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. For the year ended December 31, 2004 and from inception, the Company has reported a net loss of $562,331 and negative cash flows from operating activities of $234,402 and, at December 31, 2004, it had a working capital deficiency of $4,134 and a stockholders' deficiency of $552,680. As discussed above, Manhatan acquired 100% of Tarpan's assets and assumed 100% of its liabilities. Manhattan has also incurred losses from inception and as of December 31, 2004, had a deficit accumulated during the development stage of $13,955,035. Based on the resources available to the Company and Manhattan, at December 31, 2004, management believes that the combined company will continue to incur net losses through at least December 31, 2005 and will need additional equity or debt financing or will need to generate revenues from the licensing of its products or by entering into strategic alliances to be able to sustain its operations until it can achieve profitability, if ever. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Use of estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Business, basis of presentation and summary of significant accounting policies (continued):
Computer equipment:
Computer equipment is stated at cost and depreciated using the straight-line method over the estimated useful life of the related asset of five years.

Research and development:
Research and development costs are expensed as incurred.

In 2004, the Company incurred costs of $300,000 for license fees which have been expensed (see Note 3).

Income taxes:
In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," a deferred tax asset or liability is determined based on temporary differences between the financial statement and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these assets and liabilities are expected to be recovered or settled. The Company provides a valuation allowance when it is more likely than not that the net deferred tax assets will not be realized.

Stock-based compensation:
Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), provides for the use of a fair value based method of accounting for employee stock compensation. The Company has elected to account for employee stock options using the fair value based method of accounting.

On November 14, 2004, the Company granted stock options to the Company's Chief Executive Officer to purchase 301,000 shares of the Company's common stock at an exercise price of $2.00 per share. These options vest equally over a three-year period and expire on November 14, 2014. The Company valued the options on the date of grant using the minimum value method and recorded a deferred stock-based compensation charge of $135,621, which represents the estimated fair value of the options granted. Such amount will be amortized over the vesting period of the stock options on a straight-line basis. The Company recorded compensation expense of $5,651 for the year ended December 31, 2004 in conjunction with this grant. The expected future amortization expense for the deferred stock-based compensation for stock option grants through December 31, 2004 is as follows:

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 1 - Business, basis of presentation and summary of significant accounting policies (concluded):
Stock-based compensation (concluded):

Year Ending
December 31,	Amount

2005	$45,207
2006	45,207
2007	39,556

Total	$129,970

The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	2004	2003

Dividend yield	0%	N/A
Risk-free interest rate	3.68%	N/A
Volatility	0%	N/A
Expected life	7 years	N/A

Note 2 - Related party transactions:
Notes payable:
At various times during 2004, the Company issued 5% promissory notes payable totaling $550,702 to both Paramount BioCapital Investments, LLC and Horizon Biomedical Ventures LLC, both of which are affiliates of a significant stockholder of Tarpan. These notes mature on various dates from January 2007 through December 2007 (see Note 7). The Company received proceeds totaling $245,000 from these notes payable and the related balance of these notes payable were issued to the lenders for expenses paid on behalf of the Company.

Administrative services:
The Company pays monthly fees for administrative services of $500 to Paramount BioCapital Investments, LLC. For the year ended December 31, 2004, the Company has accrued $1,500 for administrative services.

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 3 - License agreement:
The Company is a specialty pharmaceutical company focused on acquiring, developing and commercializing innovative pharmaceutical products. In April 2004, the Company entered into an agreement to acquire the rights to an exclusive, world-wide, royalty-bearing sublicense to develop and commercialize a technology for topical dermatologic products for localized usage at the delivery zone (the "Novasome Technology").

The amount expended under these agreements and charged to research and development expense during the year ended December 31, 2004 was $300,000. Future potential milestone payments under this agreement total approximately $9,100,000. The Company may also owe the licensor royalty payments based on future net sales, as defined, from Novasome Technology. There are no minimum royalties required under the agreement.

Note 4 - Stockholders' deficiency:
In 2003, the Company issued 4,000,000 shares of common stock to its founders for subscriptions receivable of $4,000 or $.001 per share. During 2004, the Company received the $4,000.

The Company has a stock inventive plan (the "Plan") under which incentive stock options may be granted to officers, directors, consultants and key employees of the Company for the purchase of up to 1,000,000 shares of common stock.

A summary of the Company's stock option activity and related information for the year ended December 31, 2004 is as follows:

			Weighted
			Average
	Available		Exercise
	for Grant	Granted	Price

Establish 2004 Stock Option Plan	1,000,000
2004 option grants	(301,000)	301,000	$2.00

Balance, December 31, 2004	699,000	301,000

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

Note 4 - Stockholders' deficiency (concluded):
The exercise price for all vested and unvested options outstanding is $2.00 per share. The average remaining contractual life of options outstanding at December 31, 2004 is 9.875 years. The average fair value of options granted during the year ended December 31, 2004 was approximately $.45 per share. At December 31, 2004, no options were vested and no options have been exercised.

Note 5 - Income taxes:
There was no current or deferred income tax expense for the year ended December 31, 2004 or the period from July 16, 2003 (date of inception) to December 31, 2003.

The Company's deferred tax assets as of December 31, 2004 and 2003 are as follows:

	2004	2003
Net operating loss carryforwards - Federal	$189,000
Net operating loss carryforwards - state	34,000
Total	223,000
Less valuation allowance	(223,000)
Deferred tax assets	$—	$—

At December 31, 2004, the Company had potentially utilizable Federal and state net operating loss tax carryforwards of approximately $555,000.

The utilization of the Company's net operating losses may be subject to a substantial limitation due to the "change of ownership provisions" under Section 382 of the Internal Revenue Code and similar state provisions. Such limitation may result in the expiration of the net operating loss carryforwards before their utilization.

Note 6 - Employment agreement:
The Company has entered into a three-year employment agreement with its President and Chief Executive Officer at $300,000 annually. In addition, the Company is required to pay its President and Chief Executive Officer a guaranteed bonus of $200,000 payable in two equal installments. The first installment of $100,000 is payable on May 15, 2005 and the second installment is payable on November 15, 2005.

Note 7 - Subsequent events:
During the period from January 1, 2005 through March 14, 2005, the Company issued $80,000 of additional promissory notes to Paramount BioCapital Investments, LLC (see Note 1).

TARPAN THERAPEUTICS, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

On April 1, 2005, the Company entered into the Agreement with Manhattan, a Delaware corporation, and Tarpan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Manhattan (“TAC”). The Agreement provided that TAC would merge with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Manhattan (the “Merger”). The Merger was completed April 1, 2005. In consideration for their shares of capital stock and in accordance with the Agreement, the stockholders of the Company received a number of shares of Manhattan’s common stock such that, upon the effective time of the Merger, the Company’s stockholders collectively received (or are entitled to receive) approximately 20 percent of Manhattan’s outstanding common stock on a fully-diluted basis (i.e., assuming the issuance of common stock underlying outstanding options, warrants and other rights). Based on the number of fully-diluted outstanding shares of Manhattan’s common stock on the date of the Merger, the Company’s stockholders as of April 1, 2005 will receive an aggregate of 10,731,052 shares of Manhattan’s common stock in the Merger. At the time of the Merger, the Company had outstanding indebtedness of approximately $651,000 resulting from a series of promissory notes issued to Paramount BioCapital Investments, LLC and Horizon BioMedical Ventures, LLC, both of which are owned or controlled by Dr. Lindsay Rosenwald. The notes were amended at the time of the Merger to provide that one-half of the outstanding indebtedness was payable upon completion of the Merger and the remaining one-half will be payable at such time as Manhattan raises at least $5 million in new financing.

Several of the Company’s former stockholders are directors or significant stockholders of Manhattan. Dr. Rosenwald and various trusts established for the benefit of Dr. Rosenwald and members of his immediate family collectively beneficially owned approximately 46 percent of our common stock and beneficially own approximately 26 percent Manhattan’s common stock. In addition, Joshua Kazam, David Tanen, Dr. Michael Weiser and Timothy McInerney, all of whom are members of Manhattan’s board of directors, collectively owned approximately 13.4 percent of the Company's outstanding common stock. Dr. Weiser and Mr. McInerney are also employed by Paramount BioCapital, Inc., an entity owned and controlled by Dr. Rosenwald.

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

On April 1, 2005, Manhattan Pharmaceuticals, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with Tarpan Therapeutics, Inc., a Delaware corporation (“Tarpan”), and Tarpan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“TAC”). The Agreement provided that TAC would merge with and into Tarpan, with Tarpan remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Merger was completed April 1, 2005. In consideration for their shares of Tarpan capital stock and in accordance with the Agreement, the stockholders of Tarpan received a number of shares of the Company’s common stock such that, upon the effective time of the Merger, the Tarpan stockholders collectively received (or are entitled to receive) approximately 20 percent of the Company’s outstanding common stock on a fully-diluted basis (i.e., assuming the issuance of common stock underlying outstanding options, warrants and other rights). Based on the number of fully-diluted outstanding shares of the Company’s common stock on the date of the Merger, the former stockholders of Tarpan received an aggregate of 10,731,052 shares of the Company’s common stock in the Merger. At the time of the Merger, Tarpan had outstanding indebtedness of approximately $651,000 resulting principally from a series of promissory notes issued to Paramount BioCapital Investments, LLC and Horizon BioMedical Ventures, LLC, both of which are owned or controlled by Dr. Lindsay Rosenwald. The notes were amended at the time of the Merger to provide that one-half of the outstanding indebtedness was payable upon completion of the Merger and the remaining one-half will be payable at such time as the Company raises at least $5 million in new financing.

The Unaudited Pro Forma Condensed Combined Statements of Operations combine the historical consolidated statements of operations of the Company and Tarpan giving effect to the merger as if it had been consummated on January 1, 2004. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of the Company and the historical balance sheet of Tarpan, giving effect to the merger as if it had been consummated on March 31, 2005.

You should read this information in conjunction with the:
Accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

Separate audited historical financial statements of the Company as of and for the years ended December 31, 2004 and 2003 and for the period from August 6, 2001 (inception) to December 31, 2004 included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004;

Separate unaudited historical financial statements of the Company as of and for the three months ended March 31, 2005 and 2004 and the period from August 6, 2001 (inception) to March 31, 2005 included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005;

Separate audited and unaudited historical financial statements of Tarpan as of December 31, 2004 and 2003 and March 31, 2005 and for the year ended December 31, 2004, the period from July 16, 2003 (inception) to December 31, 2003 and 2004 and the three months ended March 31, 2005 and 2004 and the period from July 16, 2003 (inception) to March 31, 2005 which are included in this document.

We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on March 31, 2005 or on January 1, 2004. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with the Company treated as the acquirer. Accordingly, the Company’s cost to acquire Tarpan will be allocated to the assets acquired and liabilities assumed (substantially in process research and development ("IPR&D")) based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(Development Stage Companies)

As of March 31, 2005
(Unaudited)
($000)

Assets	Manhattan Pharmaceuticals, Inc.	Tarpan Therapeutics, Inc.	Pro Forma Adjustments		Pro Forma Combined

Current assets:
Cash and cash equivalents	$545	$7	$(325)	(4)	$227
Short-term investments, available for sale, at market	3,521	—	—		3,521

Total current assets	4,066	7	(325)		3,748

Property and equipment, net	126	2	—		128
Other assets	199	—	(128)	(3)	71

Total assets	$4,391	$9	$(453)		$3,947

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Accounts payable	$1,112	$26	$50	(3)	$1,188
Due to related parties	—	651	(325)	(4)	326
Accrued expenses	158	—	—		158

Total liabilities	1,270	677	(275)		1,672

Commitments and contingencies

Stockholders’ equity (deficiency):
Series A convertible preferred stock	1	—	—		1
Common stock	30	4	(4)	(1)	41
			11	(2)
Additional paid-in capital	18,398	136	(136)	(1)	29,440
			11,042	(2)
Deficit accumulated during development stage	(15,509)	(690)	690	(1)	(27,408)
			(11,899)	(5)
Dividends payable in Series A preferred shares	184	—	—		184
Accumulated other comprehensive income	17	—	—		17
Deferred compensation	—	(118)	118	(1)	—

Total stockholders’ equity (deficiency)	3,121	(668)	(178)		2,275

Total liabilities and stockholders' equity (deficiency)	$4,391	$9	$(453)		$3,947

See accompanying notes to unaudited condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Development Stage Companies)

For the three months ended March 31, 2005
(Unaudited)
($000, except per share information)

	Manhattan Pharmaceuticals, Inc.	Tarpan Therapeutics, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenue	$—	$—	$—	$—

Costs and expenses:
Research and development	964	—	—	964
General and administrative	493	120	—	613

Total operating expenses	1,457	120	—	1,577

Operating loss	(1,457)	(120)	—	(1,577)

Other, net	(31)	7	—	(24)

Net loss	(1,426)	(127)	—	(1,553)

Preferred stock dividends (including imputed amounts)	(127)	—	—	(127)

Net loss applicable to common shares	$(1,553)	$(127)	$—	$(1,680)

Net loss per common share:
Basic and diluted	$(0.05)			$(0.04)

Weighted average shares of common stock outstanding:
Basic and diluted	28,665,144			39,396,196

See accompanying notes to unaudited condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(Development Stage Companies)

For the year ended December 31, 2004
(Unaudited)
($000, except per share information)

	Manhattan Pharmaceuticals, Inc.	Tarpan Therapeutics, Inc.	Pro Forma Adjustments	Pro Forma Combined

Revenue	$—	$—	$—	$—

Costs and expenses:
Research and development	4,153	308	—	4,461
General and administrative	1,990	243	—	2,233

Total operating expenses	6,143	551	—	6,694

Operating loss	(6,143)	(551)	—	(6,694)

Other, net	(247)	11	—	(236)

Net loss	(5,896)	(562)	—	(6,458)

Preferred stock dividends (including imputed amounts)	(586)	—	—	(586)

Net loss applicable to common shares	$(6,482)	$(562)	$—	$(7,044)

Net loss per common share:
Basic and diluted	$(0.24)			$(0.19)

Weighted average shares of common stock outstanding:
Basic and diluted	26,936,658			37,667,710

See accompanying notes to unaudited condensed combined financial statements.

(1) Description of Transaction and Basis of Presentation

On April 1, 2005, Manhattan Pharmaceuticals, Inc. (the “Company”) consummated an Agreement and Plan of Merger (the “Agreement”) with Tarpan Therapeutics, Inc., a Delaware corporation (“Tarpan”), and Tarpan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“TAC”). The Agreement provided that TAC would merge with and into Tarpan, with Tarpan remaining as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). The Merger was completed April 1, 2005. In consideration for their shares of Tarpan capital stock and in accordance with the Agreement, the stockholders of Tarpan received a number of shares of the Company’s common stock such that, upon the effective time of the Merger, the Tarpan stockholders collectively received (or are entitled to receive) approximately 20 percent of the Company’s outstanding common stock on a fully-diluted basis (i.e., assuming the issuance of common stock underlying outstanding options, warrants and other rights). Based on the number of fully-diluted outstanding shares of the Company’s common stock on the date of the Merger, the former stockholders of Tarpan received an aggregate of 10,731,052 shares of the Company’s common stock in the Merger. At the time of the Merger, Tarpan had outstanding indebtedness of approximately $651,000 resulting principally from a series of promissory notes issued to Paramount BioCapital Investments, LLC and Horizon BioMedical Ventures, LLC, both of which are owned or controlled by Dr. Lindsay Rosenwald. The notes were amended at the time of the Merger to provide that one-half of the outstanding indebtedness was payable upon completion of the Merger and the remaining one-half will be payable at such time as the Company raises at least $5 million in new financing.

The merger will be accounted for as a purchase by the Company under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Tarpan will be recorded as of the acquisition date, at their respective fair values, and combined with those of the Company. The reported financial condition and results of operations of the Company after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Tarpan. The estimated purchase price has been preliminarily allocated to acquired in process research and development.

As required by FASB Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method” (“FIN 4”), the Company will record a charge in the second quarter of 2005 of $12,567,000 for the preliminary estimate of the portion of the purchase price allocated to acquired in-process research and development.

A valuation using the guidance in SFAS No. 141, “Business Combinations” and the AICPA Practice Aid “Assets Acquired in a Business Combination to Be Used in Research and Development Activities: A Focus on Software, Electronic Devices and Pharmaceutical Industries” is being performed to determine the fair value of research and development projects of Tarpan which were in-process but not yet completed.

(1)	To eliminate the stockholders’ deficiency accounts of Tarpan.

(2)	To reflect the issuance of 10,731,052 shares of $.001 par value common stock of the Company to Tarpan stockholders.

(3)	To reflect estimated transaction costs.

(1) Description of Transaction and Basis of Presentation (Continued)

(4)	To reflect the payment of one-half of the outstanding indebtedness which was payable upon completion of the Merger.

(5)	To reflect the one-time charge to in-process research and development.

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated April 1, 2005 by and among the Registrant, Manhattan Pharmaceuticals, Inc. and Tarpan Acquisition Corp.

10.1	Employment Agreement between the Company and Douglas Abel dated April 1, 2005.